Exhibit 32

Certification of Chief Executive Officer AND Chief financial officer
Pursuant to Rule 13(a) or 15(d) under the securities exchange act Of 1934 and 18 U.S.C. Section 1350 he undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2018 of Fred’s, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 13, 2018	/s/ Joseph M. Anto
Joseph M. Anto, Interim Chief Executive Officer/
Executive Vice President, Chief Financial Officer and Secretary

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